UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549



                                  FORM 8-K

                               CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



    Date of Report (Date of earliest event reported):  March 11, 1997
                                                       --------------



                      Simpson Manufacturing Co., Inc.
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           (Exact name of registrant as specified in its charter)



          California                   0-23804              94-3196943
 ----------------------------        ------------       -------------------
 (State or other jurisdiction        (Commission         (I.R.S. Employer
      of incorporation)              file number)       Identification No.)



             4637 Chabot Drive, Suite 200, Pleasanton, CA 94588
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                  (Address of principal executive offices)


    (Registrant's telephone number, including area code):  (510)460-9912

Item 5. Other Events

     On March 11, 1997, Simpson Manufacturing Co., Inc. announced the completion of two acquisitions in a press release excerpted below:

                        SIMPSON MANUFACTURING CO., INC.
                  ANNOUNCES THE ACQUISITION OF THE ISOMETRIC
                        GROUP AND PATRICK BELLION, S.A.

                             FOR IMMEDIATE RELEASE


Pleasanton, CA -- A subsidiary of Simpson Manufacturing Co., Inc. (the "Company") completed the purchase of three Canadian companies and a related U.S. company, known as the Isometric Group, which manufacture and distribute a line of mechanical anchors and other related products. The acquisition price is approximately $7.3 million in cash plus an earnout based on future sales increases. In addition, another of the Company's subsidiaries completed the purchase, for approximately $1.7 million in cash, of the remaining 66% of the equity of Patrick Bellion, S.A. ("Bellion"), a French manufacturer of connector products. Bellion is now a wholly-owned subsidiary of the Company. These two acquisitions extend the Company's products and distribution in North America and continental Europe.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                        Simpson Manufacturing Co., Inc.
                                        -------------------------------
                                                 (Registrant)



DATE:  March 21, 1997               By  /s/ Stephen B. Lamson
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                                               Stephen B. Lamson
                                            Chief Financial Officer